                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                                PRAXAIR INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              [PRAXAIR LETTERHEAD]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 23, 2002


Dear Praxair Shareholder:

    The Annual Meeting of Shareholders of Praxair, Inc. will be held at 9:30 a.m. on Tuesday, April 23, 2002 in the Grand Ballroom of the Sheraton Danbury, 18 Old Ridgebury Road, Danbury, Connecticut, for the following purposes:

      1. To elect five directors to the Board of Directors.

      2. To conduct such other business as may properly come before the meeting.

    Only holders of Common Stock of Praxair, Inc. of record at the close of business on February 25, 2002 will be entitled to vote at the meeting or any adjournment thereof.

    It is important that your shares be represented and voted at the meeting. You may vote your shares by means of a proxy form using one of the following methods:

      1. ELECTRONICALLY ON THE INTERNET (if instructions for this method are included in this package), OR

      2. BY TELEPHONE (if instructions for this method are included in this package), OR

      3. By signing and dating the PROXY/VOTING INSTRUCTION CARD enclosed in this package and returning it in the postage-paid envelope that is provided.

    The giving of such proxy does not affect your right to vote in person if you attend the meeting.

    We encourage you to complete and file your proxy electronically or by telephone (if those options are available to you) as a means of REDUCING THE COMPANY'S EXPENSES related to the meeting.

                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           /s/ DAVID H. CHAIFETZ

                                           DAVID H. CHAIFETZ,
                                           VICE PRESIDENT, GENERAL COUNSEL
                                             AND SECRETARY

March 1, 2002

                WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL
                MEETING IN PERSON, PLEASE PROMPTLY COMPLETE AND FILE A PROXY, EITHER BY INTERNET, BY TELEPHONE OR BY MAIL.

[PRAXAIR LOGO]

                                 PROXY STATEMENT
                                TABLE OF CONTENTS

                                                                            PAGE

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
     Item 1: Election of Directors..........................................  1
     Item 2: Other Business.................................................  1

PROXY AND VOTING PROCEDURES.................................................  2

HOW TO RECEIVE YOUR ANNUAL REPORT AND PROXY STATEMENT ON-LINE                 3

SHARE OWNERSHIP
     Principal Holders......................................................  4
     Directors and Executive Officers.......................................  4
     Executive Stock Ownership Guidelines...................................  5

THE BOARD OF DIRECTORS
     Director Attendance....................................................  6
     Director Compensation..................................................  6
     The Directors..........................................................  7

EXECUTIVE OFFICERS.......................................................... 11

COMMITTEES OF THE BOARD
(See also "The Audit Committee & The Independent Accountants")
(See also "The Compensation and Management Development Committee and
 Executive Compensation")
     Finance and Pension Committee.......................................... 12
     Public Policy and Nominating Committee................................. 12

THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
AND EXECUTIVE COMPENSATION
     The Compensation and Management Development Committee.................. 13
     The Committee's Report on Executive Compensation....................... 14
          Table 1: Summary Compensation Table............................... 17
          Table 2: Option Grants in Last Fiscal Year........................ 18
          Table 3: Aggregated  Option Exercises in Last Fiscal Year and
                   FY-End Option Values..................................... 18
     Defined Benefit or Actuarial Plans..................................... 19
     Employment Contracts and Termination of Employment and Change in
     Control Arrangements................................................... 19

SHAREHOLDER RETURN (Performance Graph)...................................... 20

THE AUDIT COMMITTEE & THE INDEPENDENT ACCOUNTANTS
     The Audit Committee.................................................... 21
     The Independent Accountants............................................ 21
          Fees.............................................................. 21
     The Audit Committee Report............................................. 22

MISCELLANEOUS
     Section 16(a) Beneficial Ownership Reporting Compliance................ 23
     Shareholder Proposals for the 2003 Annual Meeting...................... 23
     Annual Reports......................................................... 23
     Cost of Proxy Solicitation............................................. 23

[PRAXAIR LETTERHEAD]


                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS
                             TUESDAY, APRIL 23, 2002

    This statement is furnished to shareholders of Praxair, Inc. ("Praxair") in connection with the solicitation of proxies for the Annual Meeting of Shareholders to be held at the Sheraton Danbury, 18 Old Ridgebury Road, Danbury, Connecticut on April 23, 2002, at 9:30 a.m. or at any adjournment thereof (the "Annual Meeting"). This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about March 14, 2002. The enclosed proxy is solicited on behalf of the Board of Directors of Praxair.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

ITEM 1: ELECTION OF DIRECTORS

    Five directors are to be elected. Praxair's Board of Directors is divided into three classes serving staggered terms. The terms of five of the present directors expire this year and each of them have been nominated for reelection.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT DALE F. FREY, RAYMOND W. LEBOEUF, BENJAMIN F. PAYTON, WAYNE T. SMITH AND WILLIAM A. WISE BE ELECTED TO SERVE IN THE CLASS WITH TERMS EXPIRING IN 2005. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Biographical data on these nominees and the other members of the Board of Directors is presented at page 6 of this Proxy Statement under the caption "The Board of Directors".

    Unless you otherwise direct on the proxy form (whether by Internet, telephone or mail), the proxy holders intend to vote your shares in favor of the above listed nominees. To be elected, a nominee must receive a plurality of the votes cast at the Annual Meeting in person or by proxy. If one or more of the nominees becomes unavailable for election or service as a director, the proxy holders will vote your shares for one or more substitutes designated by the Board of Directors, or the size of the Board of Directors will be reduced.

ITEM 2: OTHER BUSINESS

    Praxair knows of no other business that will be considered for action at the Annual Meeting. If any other business calling for a vote of shareholders is properly presented at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

                           PROXY AND VOTING PROCEDURES

SHAREHOLDERS ENTITLED TO VOTE

    Common Stock shareholders of record at the close of business on February 25, 2002 will be entitled to vote at the Annual Meeting. As of that date, a total of 162,814,552 shares of Praxair's Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote.

FILING OF PROXIES

    Your vote is important. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that, if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

    The Internet and telephone voting procedures are designed to authenticate shareholders by use of a Control Number and to allow shareholders to confirm that their instructions have been properly recorded.

 VOTING OF PROXIES

    All shares entitled to vote and be represented by a properly completed proxy (either by Internet, telephone or mail) will be voted at the Annual Meeting as indicated on the proxy unless earlier revoked by you. If no instructions are indicated for a matter on an otherwise properly completed proxy, the shares represented by that proxy will be voted on that matter as recommended by the Board of Directors. If a proxy is returned by mail unsigned, it will also be voted as recommended by the Board of Directors. Execution of the proxy also confers discretionary authority to the proxy holder to vote your shares on other matters that may properly come before the meeting.

REVOCATION OF PROXY

    You may revoke your proxy at any time before it is voted by filing with Praxair's Secretary a written revocation, by timely delivery of a properly completed, later-dated proxy (including by Internet or telephone), or by voting in person at the Annual Meeting.

VOTING AT THE ANNUAL MEETING

    The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

VOTE REQUIRED

    Directors will be elected by a plurality of the votes cast at the Annual Meeting. Except as otherwise provided by law, other matters voted on at the Annual Meeting will be determined by the majority of votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter. Abstentions and broker non-votes on filed proxies and ballots are not considered votes cast and will be counted as neither for nor against a matter or nominee but the shares represented by such an abstention or broker non-vote will be considered present at the Annual Meeting for quorum purposes. As to matters requiring the vote of a majority of the shares either present or outstanding, and entitled to vote on the matter, abstentions have the same effect as a vote against the matter and, under Delaware Corporation Law and Securities and Exchange Commission rules, broker non-votes are deemed to not be entitled to vote on the matter.

                      HOW TO RECEIVE YOUR ANNUAL REPORT AND
                             PROXY STATEMENT ON-LINE

    SAVE PRAXAIR FUTURE POSTAGE AND PRINTING EXPENSE BY consenting to receive future annual reports and proxy statements on-line on the Internet.

    Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Those shareholders will be given the opportunity to consent to future Internet delivery when they vote their proxy. (For some shareholders, this option is only available if you vote by Internet.)

    If you are not given an opportunity to consent to Internet delivery when you vote your proxy, contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of such an option for you.

    If you consent, your account will be so noted and, when Praxair's 2002 Annual Report and the Proxy Statement for the 2003 Annual Meeting of Shareholders become available, you will be notified on how to access them on the Internet. Any prior consent you have given will remain in effect until specifically revoked by you in the manner specified by the bank or broker that manages your account.

    If you do elect to receive your Praxair materials via the Internet, you can still request paper copies by contacting the Assistant Corporate Secretary at Praxair, Inc., 39 Old Ridgebury Road, M1, Danbury, CT 06810-5113.

                                 SHARE OWNERSHIP

PRINCIPAL HOLDERS

    The only persons known by Praxair to be beneficial owners of more than five percent of Praxair's Common Stock (par value $0.01) are the following:


---------------------------------------------------------------------------------------------------------------------------
 Name and Address of                                          Number of Shares                   Percent of Shares
 Beneficial Owner                                             Beneficially Owned                 Outstanding(a)
---------------------------------------------------------------------------------------------------------------------------
 FMR Corp.....................................................21,989,845(b)                           13.7%
 82 Devonshire Street, Boston, MA 02109

 Massachusetts Financial Services Company ("MFS") ............10,135,710(c)                            6.3%
 500 Boylston Street, Boston, MA 02116
---------------------------------------------------------------------------------------------------------------------------

 Notes:   (a)  Based on 162,142,840 total shares outstanding on December 31,
               2001 excluding shares held for the account of Praxair.
          (b)  Holdings as of December 31, 2001 as reported in SEC Schedule 13G by FMR Corp. According to this report, FMR Corp. had sole voting power as to 1,590,368 shares and sole investment power as to 21,989,845 shares.
          (c)  Holdings as of December 31, 2001 as reported in SEC Schedule 13G by MFS. According to this report, MFS had sole voting power as to 9,970,080 shares and sole investment power as to 10,135,710 shares.

--------------------------------------------------------------------------------
DIRECTORS AND EXECUTIVE OFFICERS

      As of December 31, 2001, directors and executive officers of Praxair beneficially owned shares of Praxair's Common Stock (par value $0.01) as follows. Directors and all executive officers as a group, 21 persons, beneficially own 0.7% of the outstanding shares as of that date.


-----------------------------------------------------------------------------------------------------------------------------
                                                              SHARES BENEFICIALLY OWNED AND OTHER EQUITY INTERESTS
                                                           Common            Deferred                             Stock
 Name                           Position                   Stock(1)           Stock(2)          Total             Options(3)
-----------------------------------------------------------------------------------------------------------------------------
 Dennis H. Reilley              Chairman, President and        51,676         17,029             68,705           455,000
                                Chief Executive Officer

 Paul J. Bilek                  Executive Vice President       26,843         12,742             39,585           145,333

 Thomas W. von Krannichfeldt    Executive Vice President and   13,581          9,410             22,991            84,666
                                President, Praxair Surface
                                Technologies, Inc.

 Stephen F. Angel               Executive Vice President       20,891          3,329             24,220                 0

 James S. Sawyer                Vice President and             16,142         10,945             27,087            75,166
                                Chief Financial Officer

 Alejandro Achaval              Director                        1,711         12,795             14,506             5,000
 Dale F. Frey                   Director                        1,629          1,881              3,510            15,000
 Claire W. Gargalli             Director                        1,720          3,925              5,645            15,000
 Ronald L. Kuehn, Jr.           Director                        5,301         13,246             18,547            15,000
 Raymond W. LeBoeuf             Director                        1,000          9,576             10,576            10,000
 Benjamin F. Payton             Director                        1,796          2,295              4,091            15,000
 G. Jackson Ratcliffe, Jr.      Director                        1,796         20,392             22,188            15,000
 Wayne T. Smith                 Director                            0            803                803                 0
 H. Mitchell Watson, Jr.        Director                        1,784          8,522             10,306            12,500
 William A. Wise                Director                            0            277                277                 0
------------------------------------------------------------------------------------------------------------------------------
      Total                                                   145,870        127,167            273,037           862,665
------------------------------------------------------------------------------------------------------------------------------
 Directors & Executive          (21 persons)                  251,362        151,945            403,307         1,216,365
 Officers as a group
------------------------------------------------------------------------------------------------------------------------------

Notes: 1) Amounts reported as COMMON STOCK include 25,000 restricted shares for which Mr. Reilley has sole voting power and which vest in stages beginning in 2006. Reported shares also include 20,000 restricted shares for which Mr. Angel has sole voting power and which vest in stages beginning in 2003.

       2) DEFERRED STOCK represents stock price-based units into which deferred compensation has been invested pursuant to the deferred compensation plans for management and for non-employee directors. Holders have no voting rights with respect to Deferred Stock. The value of Deferred Stock units varies with the price of Praxair's common stock and, at the end of the deferral period, the units are payable in stock.

       3) STOCK OPTIONS represent shares that may be acquired upon exercise of options exercisable within 60 days of December 31, 2001.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

    The Board of Directors believes that it is important for executive officers to acquire a substantial ownership position in Praxair. In this way, their interests will be more closely aligned with those of shareholders. Significant stock ownership focuses the executives' attention on managing Praxair as equity owners.

    Accordingly, stock ownership guidelines have been established for the Corporation's officers and senior managers as follows. 106 executives are currently covered under this stock ownership policy. Individuals are expected to meet the applicable guideline no more than 5 years after first becoming subject to it. The guidelines for four of the five members of the Office of the Chairman (designated by asterisk below), were increased effective in February 2002. These officers have 3 years to meet the increased guidelines.


                                                Value of Shares Owned
                                                ---------------------
Chief Executive Officer*                        5.0x Base Salary
Executive Vice Presidents*                      3.0x Base Salary
Chief Financial Officer                         3.0x Base Salary
Other Executive Officers                        1.5x Base Salary
Other Officers and Senior Managers              1.0x Base Salary

    As of the date of this Proxy Statement, all covered individuals have met or exceeded their guidelines, where permitted by law, or are within their transition period. Stock ownership of the 5 most highly compensated executive officers in 2001 can be found in the table presented at page 4 of this Proxy Statement under the caption "Share Ownership."

                             THE BOARD OF DIRECTORS

    The following pages present information about the persons who comprise Praxair's Board of Directors; including the five nominees for reelection. During 2001, the Board held eight meetings.

DIRECTOR ATTENDANCE

    During his current term to date, each nominee for reelection attended Board meetings and meetings of committees of which he is a member as follows: Mr. Frey, 97%; Mr. LeBoeuf, 98%; Dr. Payton, 100%; Mr. Smith, 100%; and Mr. Wise, 100%. During this same period, the continuing directors collectively attended 97% of such meetings.


DIRECTOR COMPENSATION

    No director who is an employee of Praxair is compensated for service as a member of the Board of Directors or any committee of the Board of Directors. Compensation for non-employee directors consists of an annual retainer of $51,000, a $1,300 fee for each Board meeting attended, and a $1,300 fee for each committee meeting attended. These meeting fees are scheduled to increase to $1,500 effective April 1st. A director who is also chairman of a Board of Directors' committee is paid an additional $5,000 annual retainer. Directors are reimbursed for travel expenses incurred on behalf of Praxair.

    Each active non-employee director is also a participant in the 1995 Stock Option Plan for Non-Employee Directors of Praxair, Inc. On or about April 1st of each year, each Stock Option Plan participant is granted options to purchase 2,500 shares of Praxair's Common Stock. The exercise price of each option is 100% of the closing price of Praxair's stock as reported by the New York Stock Exchange on the date of grant. Each option granted under the stock option plan becomes exercisable on the second anniversary of its date of grant and expires ten years from the date of grant. The plan contains provisions regarding the exercisability and termination of outstanding options in the event of termination of service, retirement, disability, death and change in control of Praxair.

    A Deferred Compensation Plan is also available for non-employee directors. Under this plan, non-employee directors may, prior to the beginning of a calendar year, elect to defer to a later date payment of some or all of the cash fees earned in that year. This deferred payment date is fixed by the director at the time of his or her deferral election. At the time of the deferral election, the director also designates that the deferred fees be credited with earnings based upon a "Cash Account", which earns interest at the prime rate, a "Stock Unit Account", the value of which varies with the market price of Praxair's common stock, or a "Discounted Stock Unit Account", in which stock units are allocated at a 10% discount to the market price of Praxair's common stock on the date of deferral and, thereafter, their value varies with the market price of that stock. Stock Unit Accounts and Discounted Stock Unit Accounts are also credited with additional stock units whenever dividends are paid on Praxair's common stock. Stock units provide directors the economic equivalent of stock ownership except that the units may not be transferred or sold and they do not provide any voting or other shareholder rights. The "Cash Account" is paid to the director in cash on the designated payment date. The "Stock Unit Account" and the "Discounted Stock Unit Account" are both paid in the form of Praxair common stock.

--------------------------------------------------------------------------------
ALEJANDRO ACHAVAL                                                         Age 69
Director Since 1992                                            Term Expires 2004

Chairman, Chief Executive Officer and Controlling Partner of IMEXTRADE S.A. and Trinidad S.C.A.

[PHOTO]

                Mr. Achaval served as Vice Chairman & Chief Executive Officer, IPAKO Industrias Petroquimicas Argentinas S.A. between 1975 and his retirement in 1994.

                Mr. Achaval also has served as Chairman of the Argentine Chamber of Chemical and Petrochemical Industries, as a member of the Board and Executive Committee of the Argentine Board of Industry and as a director of I.D.E.A. Argentine Institute for Management Development, the National Institute of Technology (INTI), and FIPLASTO S.A.

                Mr. Achaval is Chairman of FUNDES Argentina and director of FUNDES International, a subsidiary of Nueva A.G. (Switzerland). He is also a director of Minetti S.A., a company controlled by Holderbank A.G. (Switzerland), a director of Praxair Argentina S.A., an indirect subsidiary of Praxair, Inc. and a director of the Fundacion Invertir, an Argentine investment foundation.

--------------------------------------------------------------------------------
DALE F. FREY                                                              Age 69
Director Since 1993                                            Term Expires 2002

Director of Various Corporations

[PHOTO]

                Mr. Frey served as Chairman and President, General Electric Investment Corporation from 1984 to 1997.

                Mr. Frey is Chairman of the Damon Runyon-Walter Winchell Cancer Research Fund. He is a trustee of Franklin & Marshall College and a member of the New York University Stern School Advisory Board. He is also a member of the Forstmann Little Company, the Aurora Capital Partners and the Invemed advisory boards.

                Mr. Frey is also a director of After Market Technology Corporation, Community Health Systems, Inc., McLeodUSA, Inc., Roadway Express, Inc., and Yankee Candle Company.

--------------------------------------------------------------------------------
CLAIRE W. GARGALLI                                                        Age 59
Director Since 1992                                            Term Expires 2003

Director of Various Corporations

[PHOTO]

                Ms. Gargalli served as Vice Chairman, Diversified Search Companies from 1990 to 1998.

                Ms. Gargalli is a trustee of Carnegie Mellon University and Middlebury College and she is also a director of Baker Hughes, Inc. and UNOVA, Inc.

--------------------------------------------------------------------------------
RONALD L. KUEHN, JR.                                                      Age 66
Director Since 1992                                            Term Expires 2004

Director of Various Corporations

[PHOTO]

                Mr. Kuehn was Chairman, President and Chief Executive Officer of Sonat Inc. from 1986 until its merger with El Paso Corporation (formerly El Paso Energy Corporation) in 1999. He served as Chairman of El Paso Corporation through 2000.

                Mr. Kuehn is a trustee of Tuskegee University and is active in numerous community and charitable organizations.

                Mr. Kuehn is also a director of AmSouth Bancorporation, Dun and Bradstreet Corporation, El Paso Corporation and Transocean Sedco Forex Inc.

--------------------------------------------------------------------------------
RAYMOND W. LEBOEUF                                                        Age 55
Director Since 1997                                            Term Expires 2002

Chairman and Chief Executive Officer of PPG Industries, Inc. since 1997

[PHOTO]

                In 1995, Mr. LeBoeuf was elected President and Chief Operating Officer and a director of PPG Industries, Inc. and he assumed his current positions in 1997.

                Mr. LeBoeuf is a director of ITT Industries, Inc., a trustee of Robert Morris College and a board member of the Allegheny Conference on Community Development, The Business Roundtable and the Extra Mile Education Foundation.





--------------------------------------------------------------------------------
BENJAMIN F. PAYTON                                                        Age 69
Director Since 1992                                            Term Expires 2002

President, Tuskegee University since 1981

[PHOTO]

                Dr. Payton is a member of the Board of Governors of the U.S. Air Force Civil Patrol and a director of the National Action Council for Minority Engineers. He is also on the Board of Directors of the Tuskegee Chamber of Commerce and is on the Royal Council, Alabama Shakespeare Festival. In February 2002, he was appointed by President Bush to be Chairman of the President's Board of Advisors for Historically Black Colleges and Universities.

                Dr. Payton is also a director of AmSouth Bancorporation, AmSouth Bank, Liberty Corporation and Ruby Tuesday, Inc.

--------------------------------------------------------------------------------
G. JACKSON RATCLIFFE, JR.                                                 Age 65
Director Since 1992                                            Term Expires 2003

Chairman of the Board of Hubbell Incorporated since 1987

[PHOTO]

                Mr. Ratcliffe was also President and Chief Executive Officer of Hubbell Incorporated from 1987 until 2001.

                Mr. Ratcliffe is also a director of Barnes Group, Inc., Olin Corporation and Sunoco, Inc.





--------------------------------------------------------------------------------
DENNIS H. REILLEY                                                         Age 49
Director Since 2000                                            Term Expires 2003

Chairman, President and Chief Executive Officer of Praxair since 2000

[PHOTO]

                Mr. Reilley assumed his current positions when he joined Praxair in 2000. Beginning in 1989, he held senior management positions in DuPont Co.'s Chemicals and Specialties business including Vice President and General Manager of Specialty Chemicals. In May 1999, Mr. Reilley was appointed Executive Vice President and Chief Operating Officer of DuPont with responsibility for Pigments and Chemicals, Specialty Polymers, Nylon and Polyester.

                Mr. Reilley is past Chairman of the American Chemistry Council, a member of The Business Roundtable and is on the Executive Committee of the Society of Chemical Industry. He also is a director of Entergy Corporation and Marathon Oil Company.

--------------------------------------------------------------------------------
WAYNE T. SMITH                                                            Age 56
Director Since 2001                                            Term Expires 2002

Chairman, President and Chief Executive Officer of Community Health Systems, Inc. since 2001

[PHOTO]

                In 1997, Mr. Smith was elected President and then Chief Executive Officer and a director of Community Health Systems, Inc. Prior to joining Community Health Systems, he served as Chief Operating Officer, President, and a director of Humana Inc.

                Mr. Smith is a director of Almost Family and a member of the Board of the Federation of American Hospitals.

--------------------------------------------------------------------------------
H. MITCHELL WATSON, JR.                                                   Age 64
Director Since 1992                                            Term Expires 2004

President, Sigma Group of America since 1992

[PHOTO]

                Mr. Watson is the former President and Chief Executive Officer of ROLM Company.

                Mr. Watson is a Trustee of Helen Keller International.

                Mr. Watson is also a director and the non-executive Chairman of MAPICS, Inc., is Chairman of the Board of Identrus, LLC, and a director of DDS power.com.



--------------------------------------------------------------------------------
WILLIAM A. WISE                                                           Age 56
Director Since 2001                                            Term Expires 2002

Chairman, President and Chief Executive Officer of El Paso Corporation since
2001

[PHOTO]

                Mr. Wise has been with El Paso Corporation (formerly El Paso Energy Corporation) since 1970 and has been Chief Executive Officer since January 1990. Mr. Wise has been President from January 1990 to April 1996 and from July 1998 to the present. He has been Chairman of the Board from January 2001 to the present and has also served in this position from January 1994 to October 1999.

                Mr. Wise is former Chairman of the Interstate Natural Gas Association of America, Chairman of the National Petroleum Council, and a member of The Business Roundtable. He is also active in numerous civic and community organizations including serving as Vice Chairman of the Texas Governor's Business Council.

EXECUTIVE OFFICERS

    The following Executive Officers have been elected by the Board of Directors and serve at the pleasure of the Board. It is expected that the Board will elect officers annually following each Annual Meeting of Shareholders.

    Stephen F. Angel, 46, is an Executive Vice President of Praxair. Prior to joining Praxair in that capacity, Mr. Angel was General Manager for General Electric Company's Industrial Systems business. From 1996 to 1999, he was General Manager, Marketing and Sales, for GE's Transportation Systems business. He assumed his current position in 2001.

    Paul J. Bilek, 54, is an Executive Vice President of Praxair. Prior to assuming this position, Mr. Bilek served as President, North American Industrial Gases from 1996 to 1998. He assumed his current position in 1998.

    David H. Chaifetz, 59, is Vice President, General Counsel and Secretary of Praxair. He assumed his current positions in 1992 upon Praxair's launch as a public company.

    James J. Fuchs, 49, is a Vice President of Praxair, President of North American Industrial Gases, and President, Praxair Canada Inc. Prior to these assignments, Mr. Fuchs served Praxair Asia as a Vice President from 1996 and then as its President from 1998. He assumed his current position in 2001.

    Ricardo S. Malfitano, 43, is President of S.A. White Martins ("SAWM"), Praxair's Brazilian subsidiary, and is a Vice President of Praxair. He served as President, North American Industrial Gases and President, Praxair Canada Inc. from 1998 to 2001. Mr. Malfitano also served as Chief Operating Officer of S.A. White Martins from 1997 to 1998. He assumed his current position in 2001.

    Dennis H. Reilley, 49. See description under "The Board of Directors."

    George P. Ristevski, 42, is a Vice President of Praxair and its Controller. Mr. Ristevski joined Praxair from Electronic Data Systems, Inc. in 1995 to serve as Director of Corporate Financial Planning and Analysis. In 1997 he was designated Controller of Praxair Distribution, Inc. He assumed his current positions in 2000.

    James S. Sawyer, 45, is a Vice President of Praxair and its Chief Financial Officer. Mr. Sawyer served as a Vice President of Praxair and as its Assistant Treasurer and then Treasurer from 1992 upon Praxair's launch as a public company until 2000. He was designated Chief Financial Officer in 2000.

    Thomas W. von Krannichfeldt, 52, is an Executive Vice President of Praxair. Mr. von Krannichfeldt also has served as President, Praxair Surface Technologies, Inc. since 1995. He assumed his current position in 1999.

    Alan J. Westendorf, 58, is a Vice President of Praxair and President, Praxair Europe. In 1996, Mr. Westendorf was designated the North American Industrial Gases ("NAIG") Vice President-Sales and became an NAIG Senior Vice President in 1998. He assumed his current positions in 1999.

    Wayne J. Yakich, 44, is a Vice President of Praxair and President, Praxair Distribution, Inc. Mr. Yakich was formerly Vice President, Business Operations for Praxair Distribution. He assumed his current positions in 2000.

COMMITTEES OF THE BOARD

    AUDIT COMMITTEE. See information at page 21 of this Proxy Statement under the caption "The Audit Committee & The Independent Accountants".

    COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE. See information at page 13 of this Proxy Statement under the caption "The Compensation and Management Development Committee and Executive Compensation".

    FINANCE AND PENSION COMMITTEE. The Finance and Pension Committee is comprised of Dale F. Frey as Chairman, Alejandro Achaval, Claire W. Gargalli, Raymond W. LeBoeuf and Dennis H. Reilley. The Committee met two times during 2001. The Finance and Pension Committee: (1) reviews periodically Praxair's financial policies and objectives; (2) monitors Praxair's financial condition and its requirements for funds; (3) reviews management recommendations as to the amounts, timing, types and terms of public stock issues and public and private debt issues; and (4) reviews periodically Praxair's dividend policy, insurance program and foreign exchange operations. The Finance and Pension Committee also reviews the financial, investment and actuarial policies and objectives of the pension program and, periodically, other employee benefit programs, and the investment performance of the fund established for the pension program. The Finance and Pension Committee also performs certain other review functions related to finance and pension matters.

    PUBLIC POLICY AND NOMINATING COMMITTEE. The Public Policy and Nominating Committee is comprised of G. Jackson Ratcliffe, Jr. as Chairman, Dale F. Frey, Benjamin F. Payton and Dennis H. Reilley. The Committee met five times during 2001. The Public Policy and Nominating Committee recommends to Praxair's Board of Directors nominees for election as directors, and periodically reviews potential candidates, including incumbent directors. The Public Policy and Nominating Committee reviews policies with respect to the composition, organization and practices of Praxair's Board of Directors, and developments in corporate governance matters generally.

    The Public Policy and Nominating Committee also reviews Praxair's policies and responses to important social, political and public issues, including matters relating to international operations, equal employment opportunity, charitable contributions, and legislative issues, as well as policies on and responses to important shareholder issues, including management and shareholder proposals offered for shareholder approval. The Public Policy and Nominating Committee reviews Praxair's policies for health, safety and environmental affairs and Praxair's performance and compliance with its policies and legal requirements in this area. The Public Policy and Nominating Committee also performs various other functions relating to public policy matters generally.

    The Public Policy and Nominating Committee will consider candidate nominees for election as director who are recommended by shareholders. Recommendations should be sent to the Secretary of Praxair and should include the candidate's name and qualifications and a statement from the candidate that he or she consents to being named in the Proxy Statement and will serve as a director if elected. In order for any candidate to be considered by the Public Policy and Nominating Committee and, if nominated, to be included in the Proxy Statement, such recommendation must be received by the Secretary on or before the November 1 preceding the annual meeting at which directors will be elected by the shareholders.

            THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE AND
                             EXECUTIVE COMPENSATION

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

    The Compensation and Management Development Committee is comprised of Ronald
L. Kuehn, Jr. as Chairman, Claire W. Gargalli, Raymond W. LeBoeuf, G. Jackson Ratcliffe, Jr., H. Mitchell Watson, Jr., and William A. Wise. The Committee met six times during 2001. The Compensation and Management Development Committee:
(1) determines the direct and indirect compensation, incentive plans and employee benefits of the Chairman of the Board and the executive officers of Praxair; and (2) determines, and recommends to Praxair's Board of Directors, Praxair's policies relating to the compensation of the other elected officers and, generally, other employees. In addition, the Committee reviews management's long-range planning for executive development and succession, and performs certain other review functions relating to management compensation and employee relations policies.

    The six non-employee directors that comprise this Committee have considerable experience in executive compensation issues and management development. None of the members of the Committee has ever been an officer or employee of Praxair or any of its subsidiaries. In discharging its responsibilities, the Committee employs the services of an independent compensation consultant. The consultant reports directly to the Committee regarding these matters.

    The following is a report of the Compensation and Management Development Committee.

                COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

        This report addresses and discloses the Committee's policies and decisions regarding 2001 compensation and long term incentives as they affected the Chief Executive Officer and the four other most highly paid executive officers of Praxair (the five individuals collectively called "the Senior Executives"). These policies and practices also generally affect the compensation of Praxair's other officers and high level executives.

    EXECUTIVE COMPENSATION POLICIES AND PRACTICES

        Praxair's executive compensation policies are designed to: (1) align compensation with the company's annual and long term performance goals; (2) attract and retain a highly qualified and motivated management team; (3) reward individual performance; and (4) link the interests of the Senior Executives directly with those of shareholders through the use of Praxair stock as a compensation vehicle.

        The Committee uses the services of an outside compensation consultant to review the competitiveness of the company's compensation programs. Praxair has selected a comparator group of companies from the consultant's database that it considers as an appropriate group of companies against which to compare Praxair for compensation purposes. The comparator group comprises 20 companies from various industries that represent the competitive marketplace for Praxair executives. Since the size of the comparator companies measured by sales varies somewhat, the consultant adjusts its competitive analysis to account for that variable. For purposes of the shareholder return comparisons elsewhere in this proxy statement, Praxair uses an index focussed on the basic materials industry, based on its belief that an industry index is an appropriate peer group for investment comparisons. The companies chosen for the compensation comparator group are not necessarily those represented in the shareholder return comparisons. The Committee believes that Praxair's competitors for executive talent are a broader group of companies and not limited only to the companies in the investment comparison.

        In determining the total compensation opportunity for each Senior Executive, the Committee takes into account the mix of base salary, variable compensation and long term incentives. It targets its compensation decisions to achieve a median total compensation opportunity for comparable jobs within the comparator group. However, since a large portion of the compensation opportunity is determined by performance-based variable compensation, total compensation may be above or below the median based on individual, business unit and/or total company performance.


    SALARY

        The Committee reviewed the base salaries of each of the Senior Executives in comparison to the size-adjusted salaries paid for comparable jobs by the companies in the comparator group. Generally, the Committee found that, except for Mr. Reilley, the salaries of the Senior Executives were at approximately the market median. The Committee approved salary adjustments for the Senior Executives based on their individual performance, their salaries relative to the market and in recognition of certain increased responsibilities. Mr. Reilley's salary was adjusted by 9.4 percent on an annualized basis, effective April 1, 2001. Mr. Reilley joined Praxair during March 2000. This represents his first salary adjustment since joining the Corporation.

    PERFORMANCE-BASED ANNUAL VARIABLE COMPENSATION

        At its January 2001 meeting, the Committee reviewed its method of determining annual variable compensation awards. In view of the Corporation's twin objectives of increasing earnings per share and return on capital, the Committee established growth in sales revenues, net income after tax, and cash flow as the financial measures against which performance would be judged for purposes of annual performance-based variable compensation. Non-financial measures established by the Committee included achievement of agreed upon goals in the areas of safety and environmental performance, strategic positioning, speed of execution and people excellence. Second, the Committee reviewed the current target variable compensation levels as a percentage of base salary. The target levels were found to be consistent with the external market place. The target payout percentages for the Senior Executives range from 55 percent of base salary up to a high of 85 percent of base salary for Mr. Reilley.

        At its January 2002 meeting, the Committee evaluated 2001 performance of the Corporation against its 2001 Annual Business Plan and considered the individual performance of each of the Senior Executives. Regarding the primary measures of performance, namely achievement of financial targets, the Committee concluded that the Corporation achieved improved performance in 2001 compared to 2000 and achieved much of its annual plan in spite of an extremely challenging external environment in the U.S. and some of Praxair's key international markets. The Committee also noted that the Corporation was one of a very few of the basic materials companies (chemicals, paper, minerals, mining, steel) to show improved performance versus the prior year. Praxair's total shareholder return was +26.2%. In contrast, the S&P 500 Index declined 11.9%. In addition, most of the 2001 nonfinancial goals noted above either were accomplished or progress was well under way. The Committee also reviewed the performance of the Corporation in comparison to the performance measures established by the Committee in 2001 for the Senior Executives under the Senior Executive Performance Award Plan, approved by the shareholders in 1996 and 2001 to comply with Section 162(m) of the Internal Revenue Code.

        On the basis of the overall performance during 2001 in relation to both financial and non-financial plans, the Committee awarded 2001 performance-based annual variable compensation for the Senior Executives at the target payout. Mr. Reilley's variable compensation was established at $750,000 based on the foregoing considerations.

    LONG TERM INCENTIVES

        The Committee granted 165,000 stock options to Mr. Reilley in February 2001. These options were granted at the closing market price on the date of grant, will vest in February 2002, 2003 and 2004, and have a ten year term. This grant was based on a competitive evaluation of the long term incentive component of compensation for chief executive officers in the Corporation's peer group of comparator companies.

        The Committee made annual stock option grants to 97 executive officers, officers, and other key employees at its February 2001 meeting. These options were granted at the closing market price on the date of grant, will vest in February 2002, 2003 and 2004, and have a ten year term. In addition, stock option grants for 97 officers (excluding the Senior Executives) and other key employees were made in December 2001. These grants constituted the long term incentive component of pay for 2001.

    POLICY WITH RESPECT TO DEDUCTIBILITY OF COMPENSATION EXPENSE

        Section 162(m) of the Internal Revenue Code, enacted in 1993, limits the tax deduction that Praxair may take with respect to the compensation of certain executive officers, unless the compensation is "performance-based" as defined in the Code. In order to insure full deductibility for 1996 and future years, the shareholders adopted in 1996, and reapproved in 2001, a plan for determining performance-based annual and long term incentives that is designed to comply with the IRS requirements for deductibility.

    CONCLUSION

        The Praxair compensation program described above closely links pay with performance and the creation of shareholder value. The Committee believes that the program has been and will continue to be successful in supporting Praxair's financial, growth and other business objectives.

        THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

                              Ronald L. Kuehn, Jr., Chairman
                              Claire W. Gargalli
                              Raymond W. LeBoeuf
                              G. Jackson Ratcliffe, Jr.
                              H. Mitchell Watson, Jr.
                              William A. Wise
                ------------------------------------------------


                                                             TABLE 1
---------------------------------------------------------------------------------------------------------------------------
                                        SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------
                                          Annual Compensation                Long Term Compensation
---------------------------------------------------------------------------------------------------------------------------
                                                                             Awards           Payouts
---------------------------------------------------------------------------------------------------------------------------
                                                         Other         Restricted Securities
                                                         Annual        Stock      Underlying  LTIP       All Other
 Name and                           Salary     Bonus1    Compensation  Award(s)   Options     Payouts    Compensation3
 Principal Position          Year   ($)        ($)       ($)           ($)        (#)         ($)        ($)
---------------------------------------------------------------------------------------------------------------------------
 Dennis H. Reilley           2001   856,250    750,000   146,467(2,7)         0     165,000           0      32,173
 Chairman, President and     2000   657,971    660,000   161,179(2,7)  985,9385     400,000           0      24,835
 Chief Executive Officer4    1999        -          -         -            -           -           -         -
---------------------------------------------------------------------------------------------------------------------------
 Paul J. Bilek               2001   467,250    326,400    18,523(2)           0      55,000           0      24,955
 Executive Vice President    2000   437,500    355,000    16,973(2)           0           0           0      23,659
                             1999   400,000    300,000     6,444(2)           0      50,000     691,509(6)   21,603
---------------------------------------------------------------------------------------------------------------------------
 Thomas W. von Krannichfeldt 2001   442,000    173,900    62,313(2,7)         0      35,000           0      28,793
 Executive Vice President    2000   430,000    200,000   130,786(2,7)         0           0           0      15,987
                             1999   232,500    127,942     4,000              0      50,000     400,355(6)    9,374
---------------------------------------------------------------------------------------------------------------------------
 Stephen F. Angel            2001   276,190    276,000    50,882(2)     926,000(5)  225,000           0       4,232
 Executive Vice President8   2000        -          -         -            -           -           -           -
                             1999        -          -         -            -           -           -           -
---------------------------------------------------------------------------------------------------------------------------
 James S. Sawyer             2001   361,250    216,900     4,820(2)           0      35,000           0      16,799
 Vice President and          2000   306,250    205,000     4,556(2)           0      10,000           0      14,156
 Chief Financial Officer     1999   222,500    130,000     2,889(2)           0      12,000     291,155(6)   11,356
---------------------------------------------------------------------------------------------------------------------------

Notes: 1)   Reported in this column are annual awards that Praxair characterizes as Performance Based Annual Variable Compensation. Twenty percent of the variable compensation paid for the three listed years was paid in the form of Praxair Common Stock or, at the officer's option, at least 20% was deferred into "deferred stock" units. Data for Mr. von
            Krannichfeldt for 1999 includes amounts paid from the Praxair
            Surface Technologies, Inc. performance sharing program.

       2) Represents the value of the discount from the market value of Praxair's Common Stock that is, in effect, received by individuals who have deferred variable compensation or base salary earned in the listed years into discounted "deferred stock" units under Praxair's deferred compensation plan for management. Compensation that is placed in this option must be so deferred for a minimum of 5 years. In 2000 and 2001, the reported amount also includes the value of financial planning services provided to the named officers and a related tax gross-up.

       3) Amounts reported in this column for 2001 are comprised of the following items:


                                           Savings Plan Company Match*      Executive Life Insurance Value
                                           ---------------------------      ------------------------------

            Dennis H. Reilley                       $32,173                            $     0
            Paul J. Bilek                            17,682                              7,273
            Thomas W. von Krannichfeldt              16,664                             12,129
            Stephen F. Angel                          4,232                                  0
            James S. Sawyer                          13,613                              3,186

           *Includes both qualified and unqualified match amounts

       4)   Mr. Reilley joined Praxair, Inc. on March 6, 2000.

       5) Mr. Reilley was granted 25,000 shares of restricted stock on February 22, 2000. The dollar amount reported in 2000 is calculated according to SEC rules and equals the number of shares granted times the closing market price of Praxair, Inc.'s Common Stock on the date of grant. As of December 31, 2001, Mr. Reilley held a total of 25,000 shares of restricted stock. All of these shares are currently unvested and have a "value" of $1,381,250 on that date. This "value" is calculated according to SEC rules by assuming that all such shares are vested at 2001 year-end and by using the closing market price of Praxair, Inc.'s Common Stock as of December 31, 2001 ($55.250 per share). These shares actually vest in stages beginning in 2006. Mr. Angel was granted 20,000 shares of restricted stock on April 23, 2001. As of December 31, 2001, Mr. Angel held 20,000 shares of unvested restricted stock having a "value" of $1,105,000 on that date. These shares actually vest in stages beginning in 2003. Dividends are paid on Mr. Reilley's and Mr. Angel's restricted stock.

       6) Represents the vesting of Performance Stock granted in 1996 for the performance period 1997 through 1999. Performance Stock vested according to a pre-established vesting schedule for earnings per share growth performance of approximately 11% per year during the period 1997 through 1999. Vested Performance Stock was settled in shares of the Corporation's Common Stock. Amounts reported represent the market value of those shares on the settlement date.

       7) Includes personal benefits for Mr. Reilley and for Mr. von Krannichfeldt. Major components of these personal benefits are as follows:


                                                      Mr. Reilley       Mr. von Krannichfeldt
                                                      -----------       ---------------------
                                                   2000        2001        2000       2001
                                                   ----        ----        ----       ----
            Relocation expenses                   $44,839     $28,500     $63,563    $25,769
            Tax gross up on the expenses          $37,216     $23,364     $51,486    $15,613

       8)   Mr. Angel joined Praxair on April 23, 2001.


                                                      TABLE 2
---------------------------------------------------------------------------------------------------------------------------
                                          OPTION GRANTS IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------------------------------
                                                                                           Potential Realizable Value
                                      INDIVIDUAL GRANTS                                    at Assumed Annual Rates of
                                                                                           Stock Price Appreciation for
                                                                                           Option Term1
---------------------------------------------------------------------------------------------------------------------------
                                                                                          If Stock at       If Stock at
                              Number of      Percent of                                   $71.704/sh        $114.117/sh
                              Securities     Total Options                                (for 2/21 grant)  (for 2/21 grant)
                              Underlying     Granted to                                   $75.271/sh        $119.857/sh
                              Options        Employees in     Exercise                    (for 4/23 grant)  (for 4/23 grant)
                              Granted        Fiscal Year      Price          Expiration   5%                10%
 Name                         (#)            (%)              ($)            Date         ($)               ($)
---------------------------------------------------------------------------------------------------------------------------
 Dennis H. Reilley            165,000        3.7%             $44.020        2/21/2011    $4,567,844    $11,575,823
 Paul J. Bilek                 55,000        1.2%              44.020        2/21/2011     1,522,615      3,858,608
 Thomas W. von Krannichfeldt   35,000        0.8%              44.020        2/21/2011       968,937      2,455,478
 Stephen F. Angel             225,000        5.0%              46.210        4/23/2011     6,538,770     16,570,530
---------------------------------------------------------------------------------------------------------------------------
 James S. Sawyer               35,000        0.8%              44.020        2/21/2011       968,937      2,455,478
---------------------------------------------------------------------------------------------------------------------------

Note: 1) Potential realizable value is the pre-tax gain that an option holder would realize at the time of the option expiration date if (a) he or she would exercise all of the options on their expiration date, and
            (b) Praxair's stock price grew between the date of grant and the exercise date at the annual rate assumed in the column. This pre-tax gain is calculated by multiplying the number of options by the difference between the assumed stock price on the option expiration date and the option exercise price. THE HYPOTHETICAL VALUES REFLECTED IN THIS TABLE REPRESENT ASSUMED RATES OF APPRECIATION ONLY; WHICH RATES ARE SET BY SEC RULES. ACTUAL GAINS, IF ANY, ON STOCK OPTION EXERCISES AND COMMON STOCK HOLDINGS ARE DEPENDENT ON, AMONG OTHER FACTORS, THE FUTURE PERFORMANCE OF THE COMMON STOCK AND OVERALL STOCK MARKET CONDITIONS. THERE CAN BE NO ASSURANCE THAT THE AMOUNTS REFLECTED IN THIS TABLE WILL BE ACHIEVED.


                                                    TABLE 3

---------------------------------------------------------------------------------------------------------------------------
                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                 OPTION VALUES
---------------------------------------------------------------------------------------------------------------------------
                              Shares                            Number of Securities          Value1 of Unexercised
                              Acquired on    Value              Underlying Unexercised        In-the-Money Options
                              Exercise       Realized           Options at FY-End             at FY-End
 Name                         (#)            ($)                (#)                           ($)
---------------------------------------------------------------------------------------------------------------------------
                                                            Exercisable    Unexercisable   Exercisable  Unexercisable
---------------------------------------------------------------------------------------------------------------------------
 Dennis H. Reilley                 0                 0            0        565,000                  0   $8,177,950
 Paul J. Bilek                23,500         $683,570       167,000         55,000         $3,124,500      617,650
 Thomas W. von Krannichfeldt  20,000          408,150        73,000         35,000            738,000      393,050
 Stephen F. Angel                  0                 0            0        225,000                  0    2,034,000
---------------------------------------------------------------------------------------------------------------------------
 James S. Sawyer                   0                 0       63,500         45,000          1,342,375      585,863
---------------------------------------------------------------------------------------------------------------------------

 Note:  1)  Before Taxes. The reported dollar value is based on the difference between the exercise price of the outstanding option and the market price of Praxair's Common Stock at the close of trading on December 31, 2001. The market price on this date was $55.250 per share.

DEFINED BENEFIT OR ACTUARIAL PLANS

      Table 4 illustrates the estimated annual benefits payable from Praxair's Retirement Program at retirement at age 65 based on the assumptions shown. Calculation of benefits is uniform for all participants in the Retirement Program, including the named executives.


                                     TABLE 4
---------------------------------------------------------------------------------------------------------------------------
                               PENSION PLAN TABLE
---------------------------------------------------------------------------------------------------------------------------
 Average Annual                               Estimated Annual Retirement Benefits at Age 65
 Remuneration Used                            for the Years of Company Service Credit Indicated
 for Calculating      -----------------------------------------------------------------------------------------------------
 Retirement Benefits    15 Yrs       20 Yrs         25 Yrs        30 Yrs           35 Yrs        40 Yrs        45 Yrs
---------------------------------------------------------------------------------------------------------------------------
    $  250,000        $ 56,250     $ 75,000       $ 93,750      $112,500       $  131,250    $  150,000    $  168,750
       500,000         112,500      150,000        187,500       225,000          262,500       300,000       337,500
       750,000         168,750      225,000        281,250       337,500          393,750       450,000       506,250
     1,000,000         225,000      300,000        375,000       450,000          525,000       600,000       675,000
     1,250,000         281,250      375,000        468,750       562,500          656,250       750,000       843,750
     1,500,000         337,500      450,000        562,500       675,000          787,500       900,000     1,012,500
     1,750,000         393,750      525,000        656,250       787,500          918,750     1,050,000     1,181,250
---------------------------------------------------------------------------------------------------------------------------
     2,000,000         450,000      600,000        750,000       900,000        1,050,000     1,200,000     1,350,000
---------------------------------------------------------------------------------------------------------------------------

o Amounts shown are computed based upon straight life annuity amounts and are subject to an offset for Social Security benefits. Annual retirement benefits for program participants are based on salary and bonus (variable compensation) payments as set forth in Table 1. For purposes of determining the average annual remuneration used for calculating retirement benefits, the three highest annual rates of salary and the three highest variable compensation payments received by the retiree during the previous ten years are averaged. No other forms of remuneration are included. This table reflects the combination of qualified and non-qualified pension benefits.
o Credited years of service as of March 1, 2002 are as follows: Dennis H. Reilley, 27 years; Paul J. Bilek, 33 years; Thomas W. von Krannichfeldt, 26 years; Stephen F. Angel, 1 year; James S. Sawyer, 16 years.
o Credited years of service for Dennis H. Reilley represent combined service with Praxair, Inc. and DuPont. Mr. Reilley joined Praxair, Inc. on March 6, 2000 and at that time received credit for 25.75 years of service with DuPont.
o Credited years of service reported for Thomas W. von Krannichfeldt represent combined service with Praxair, Inc. and Praxair Surface Technologies (Europe) S.A.
o Mr. Reilley and Mr. von Krannichfeldt are each eligible for retirement benefits under the Praxair, Inc. Retirement Plan. Upon their retirements, each will receive retirement benefits under this Plan based on his combined Praxair and former employer service, less an offset for benefits received under the former employer's retirement plan.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE IN CONTROL ARRANGEMENTS

      Praxair has entered into identical Severance Compensation Agreements (the "Agreements") with Dennis H. Reilley, Paul J. Bilek, Thomas W. von Krannichfeldt, Stephen F. Angel, James S. Sawyer, and certain other employees. The Agreements are designed to retain the executives and provide continuity of management in the event of any actual or threatened change in control of Praxair. The Agreements specify circumstances which shall constitute a "Change in Control" for these purposes. These circumstances include, among others and subject to the qualifications set forth in the Agreements: (1) any consolidation or merger in which Praxair is not the continuing or surviving corporation; (2) the sale, lease, exchange or transfer of all or substantially all of the assets of the Corporation; (3) acquisition by a person or group of more than 20% of Praxair's outstanding shares; and (4) a change in the majority composition of the Board not approved by two-thirds of the directors in office prior to the change. The Agreements provide that if the executive's employment is terminated under specified conditions after such a change in control, then the executive will be entitled to receive: (a) accrued salary, incentive compensation and benefits; (b) enhanced life, disability, accident, health insurance and pension benefits; (c) a lump sum payment equal to three times the sum of the executive's salary, bonus and annualized long term incentive grants (stock options); (d) reimbursement for certain of the executive's tax liabilities; and (e) outplacement and financial counseling benefits. Payments will be made by Praxair or through a grantor trust adopted by Praxair.

      The Agreements renew automatically for one year terms, unless Praxair or the executive gives notice of termination of the Agreement. Notwithstanding any such notice of termination, if a change in control occurs during the original or extended term of an Agreement, then the Agreement is automatically renewed for a period of 24 months beyond the term then in effect. The Agreement terminates if the executive's employment with Praxair is terminated by the executive or Praxair prior to a change in control.

                               SHAREHOLDER RETURN
--------------------------------------------------------------------------------
           COMPARISON OF CUMULATIVE TOTAL RETURN1 AMONG PRAXAIR, INC.,
          S&P 500 INDEX, S&P CHEMICALS INDEX2 and S&P MATERIALS INDEX3


                                     [GRAPH]


          Dec. 31    Dec. 31     Dec. 31     Dec. 31      Dec. 29      Dec. 31
           1996       1997        1998        1999         2000         2001
           -----------------------------------------------------------------

Praxair    $100       $ 99        $ 78        $113         $101         $127
S&P 500    $100       $133        $171        $206         $188         $165
S&P Chem.  $100       $123        $116        $137         $125         $122
S&P Mat.   $100       $109        $102        $129         $113         $116

ASSUMES $100 INVESTED ON DECEMBER 31, 1996 IN PRAXAIR COMMON STOCK, THE S&P 500 INDEX, THE S&P CHEMICALS INDEX, AND THE S&P MATERIALS INDEX.

Note: 1)    Total return assumes reinvestment of dividends.

      2) The Standard and Poor's (S&P) Chemicals Index is a published index which covers six companies, including Praxair.

      3) The S&P Materials Index (formerly, the S&P Basic Materials Index) is a published index which covers 39 companies, including Praxair. The S&P Chemicals Index companies comprise a subset of the S&P Materials Index companies.

            Beginning with this Proxy Statement, Praxair is changing the peer company index for this performance graph from the S&P Chemicals Index to the S&P Materials Index. Praxair is making this change because it believes that investors are increasingly comparing investment alternatives not just among chemical companies, but also among other basic materials companies in industries such as pulp and paper, steel, aluminum and mining which are covered by the broader S&P Materials Index.

            During this transition year, both peer group indexes are shown so that shareholders may compare them for the most recent 5 year performance period.

                THE AUDIT COMMITTEE & THE INDEPENDENT ACCOUNTANTS

AUDIT COMMITTEE

    In 2001 the Audit Committee was comprised of H. Mitchell Watson, Jr. as Chairman, Alejandro Achaval, Ronald L. Kuehn, Jr., Benjamin F. Payton, and Wayne
T. Smith. Each of the Audit Committee members is "independent" within the meaning of the New York Stock Exchange listing standards. The Committee met three times during 2001. The Audit Committee assists the Board in monitoring the independence of Praxair's external and internal auditors and the integrity of Praxair's financial statements. The Audit Committee: (1) reviews Praxair's principal policies for accounting, internal control and financial reporting; (2) recommends to Praxair's Board of Directors the engagement or discharge of the independent accountants; (3) reviews with the independent accountants the plan, scope and timing of their audit; (4) reviews the auditor's fees and, after completion of the audit, reviews with management and the independent accountants the auditors' report; and (5) reviews with management and the independent accountants the annual financial statements of Praxair prior to their publication.

    The Audit Committee also reviews the independence of the independent accountants, the adequacy of Praxair's internal accounting control system and Corporate Audit function and Praxair's policies on business integrity and ethics and conflicts of interest. The Audit Committee also performs a number of other review functions related to auditing the financial statements and internal controls.

INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP served as Praxair's independent accountants for the year ended December 31, 2001 and has been selected by the Board of Directors to serve in such capacity for the year ending December 31, 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to be available to respond to appropriate questions and to make a statement if they desire.

    AUDIT FEES. PricewaterhouseCoopers LLP billed Praxair, Inc. and its affiliates an aggregate amount of $2,463,000 for professional services rendered for the audit of Praxair's annual financial statements for 2001 and the reviews of the financial statements included on Praxair's reports on Form 10-Q for that fiscal year.

    FINANCIAL SYSTEMS DESIGN AND IMPLEMENTATION FEES. None.

    ALL OTHER FEES. PricewaterhouseCoopers LLP billed Praxair, Inc. and its affiliates an aggregate amount of $1,465,000 for non-audit services rendered in 2001, the majority of which was tax related work for the Corporation and its international affiliates.

                             AUDIT COMMITTEE REPORT

    The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent", as required by applicable listing standards of the New York Stock Exchange. The Committee operates pursuant to a Charter that was last amended by the Board on February 22, 2000.

    As set forth in the Charter, the management of the Company is responsible for: (1) the preparation, presentation and integrity of the Company's financial statements; (2) the Company's accounting and financial reporting principles; and
(3) internal controls and procedures designed to assure compliance with applicable laws, regulations, and standards. The independent accountants are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

    In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent accountants. The Committee has also discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect.

    The Committee has discussed with the independent accountants their independence from the Company and its management. The Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Committee has also received written confirmations with respect to non-audit services provided to the Company by the independent accountants in calendar year 2001 and those planned for 2002. The Committee has considered whether the provision of such non-audit services is compatible with maintaining PricewaterhouseCoopers' independence.

    In its oversight role for these matters, the Audit Committee relies on the information and representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to certify that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's independent accountants are in fact "independent".

    Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

                              H. Mitchell Watson, Jr., CHAIRMAN
                              Alejandro Achaval
                              Ronald L. Kuehn, Jr.
                              Benjamin F. Payton
                              Wayne T. Smith

            -------------------------------------------------------

                                  MISCELLANEOUS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely upon a review of SEC Forms 3, 4 and 5 furnished to Praxair and written representations to the effect that no Form 5 is required, Praxair believes that during the period January 1, 2001 to December 31, 2001, all reports required by Section 16(a) of the Securities and Exchange Act of 1934 have been filed by its officers and directors.

SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

    To be included in Praxair's proxy statement and form of proxy, proposals of shareholders intended to be presented to Praxair's 2003 Annual Meeting of Shareholders must be received at Praxair's principal executive offices by November 13, 2002. Otherwise, in order for a shareholder to bring other business before that shareholder meeting, Praxair's Certificate of Incorporation requires that proper written notice be received by Praxair on or before February 21, 2003. Shareholder proposals should be directed to the Assistant Corporate Secretary, Praxair, Inc., 39 Old Ridgebury Road, M-1, Danbury, CT 06810-5113.

ANNUAL REPORTS

    Shareholders of record on February 25, 2002 should have received a copy of Praxair's 2001 Annual Report to Shareholders either with this Proxy Statement or prior to its receipt. If, upon receipt of this proxy material, you have not received the Annual Report to Shareholders, please write to the Assistant Corporate Secretary at the address below and a copy will be sent to you.

    IN ADDITION, A COPY OF PRAXAIR'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 IS AVAILABLE TO EACH RECORD AND BENEFICIAL OWNER OF PRAXAIR'S SECURITIES WITHOUT CHARGE UPON WRITTEN REQUEST TO THE ASSISTANT CORPORATE SECRETARY, PRAXAIR, INC., 39 OLD RIDGEBURY ROAD, M-1, DANBURY, CT 06810-5113.

COST OF PROXY SOLICITATION

    The entire cost of soliciting proxies will be borne by Praxair including the expense of preparing, printing and mailing this Proxy Statement. Solicitation costs include payments to brokerage firms and others for forwarding solicitation materials to beneficial owners of Praxair's stock and reimbursement of out-of-pocket costs incurred for any follow up mailings. Praxair also has engaged Morrow & Co., Inc. to assist in the solicitation of proxies from shareholders at a fee of $7,500 plus reimbursement of out-of-pocket expenses. In addition to use of the mail, proxies may be solicited personally or by telephone by employees of Praxair without additional compensation, as well as by employees of Morrow & Co., Inc.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ DAVID H. CHAIFETZ

                                           DAVID H. CHAIFETZ,
                                           VICE PRESIDENT, GENERAL COUNSEL
                                             AND SECRETARY

March 1, 2002



               YOU ARE URGED TO PROMPTLY COMPLETE AND FILE A PROXY

                                 [PRAXAIR LOGO]

                         ANNUAL MEETING OF SHAREHOLDERS
                            APRIL 23, 2002 AT 9:30 AM
                                SHERATON DANBURY
                                   DANBURY, CT

                                   DIRECTIONS:

FROM NEW JERSEY:

Danbury is about one hour from the Tappan Zee Bridge. After crossing the bridge, follow signs to New England and the Cross-Westchester Parkway (I-287). From I-287, take I-684 North towards Brewster. Take Exit 9E (I-84 East to Danbury). Get off I-84 at Exit 2 (Mill Plain Road). Go to the bottom of the ramp and turn left, go to the second light and turn right, go to the next light, turn right (Old Ridgebury Road) and go up the hill. The Sheraton is on your left.

FROM BOSTON:

Take Massachusetts Turnpike (Route 90) to Sturbridge, Exit 9. Proceed onto I-84 West through Hartford and Waterbury to Danbury. Take Exit 2A (Old Ridgebury
Road). The exit ramp circles around and up over the highway. The Sheraton is on your left.

FROM HARTFORD:

Take I-84 West towards Waterbury/Danbury. Take Exit 2A(Old Ridgebury Road). The exit ramp circles around and up over the highway. The Sheraton is on your left.

FROM NEW HAVEN:

Take Route 34 West to Newtown where you pick up I-84 West to Danbury. Take Exit 2A (Old Ridgebury Road). The exit ramp circles around and up over the highway. The Sheraton is on your left.

FROM WHITE PLAINS/WESTCHESTER:

Take I-684 North towards Brewster and proceed to Exit 9E (I-84 East to Danbury). Get off I-84 at Exit 2 (Mill Plain Road). Go to the bottom of the ramp and turn left, go to the second light and turn right, go to the next light, turn right (Old Ridgebury Road) and go up the hill. The Sheraton is on your left.

FROM NY CITY AIRPORTS &LONG ISLAND:

Follow signs to Whitestone Bridge. Cross over bridge and bear left onto the Hutchinson River Parkway to White Plains and I-684 North towards Brewster. Take Exit 9E (I-84 East to Danbury). Get off I-84 at Exit 2 (Mill Plain Road). Go to the bottom of the ramp and turn left, go to the second light and turn right, go to the next light, turn right (Old Ridgebury Road) and go up the hill. The Sheraton is on your left.

AIRPORT ARRIVAL:

From the Ground Transportation Center for Connecticut Limousine Service to Danbury. At the Danbury depot, call the Sheraton Danbury and they will provide shuttle service for you. There is no car or ground transportation service to Danbury from Westchester Airport (White Plains, NY) or Windsor-Bradley Airport (Hartford, CT).

 DETACH PROXY CARD HERE ONLY IF YOU ARE NOT VOTING BY INTERNET OR BY TELEPHONE
--------------------------------------------------------------------------------
[PRAXAIR LOGO]                                     PROXY/VOTING INSTRUCTION CARD
--------------------------------------------------------------------------------
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRAXAIR, INC.
                    FOR THE ANNUAL MEETING ON APRIL 23, 2002

I (we) hereby authorize Dennis H. Reilley, James S. Sawyer and David H. Chaifetz, or any of them, and each with the power to appoint his substitute, to vote as Proxy for me(us) at the Annual Meeting of Shareholders to be held at the Sheraton Danbury, 18 Old Ridgebury Road, Danbury, Connecticut on April 23, 2002 at 9:30 A.M., or any adjournment thereof, the number of shares which I (we) would be entitled to vote if personally pres- ent. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments thereof. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE I (WE) DO NOT SPECIFY A CHOICE.

FOR PARTICIPANTS IN THE PRAXAIR, PRAXAIR DISTRIBUTION, PRAXAIR PUERTO RICO OR DOW SAVINGS PROGRAMS: As to those shares of Praxair, Inc., if any, that are held for me in the aforementioned Savings Programs, I instruct the Trustee of the applicable Savings Program to sign a proxy for me in substantially the form set forth above and on the reverse side. THE TRUSTEE SHALL MARK THE PROXY AS I SPECIFY. WHERE I DO NOT SPECIFY A CHOICE, MY SHARES WILL BE VOTED IN THE SAME PROPORTION AS THE TRUSTEE VOTES THE SHARES FOR WHICH IT RECEIVES INSTRUC- TIONS.

                                                  PRAXAIR, INC.
                                                  P.O. BOX 11140
 (Continued and to be dated and                   NEW YORK, NY 10203-0140
   signed on the reverse side.)

[PRAXAIR LOGO]                      39 Old Ridgebury Road, Danbury, CT06810-5113

                          VOTE BYINTERNET OR TELEPHONE
                           24 HOURS ADAY, 7 DAYS AWEEK

YOU MAY VOTE YOUR SHARES BY PROXY USING ANY OF THE FOLLOWING METHODS. PLEASE CONSIDER THE CONVENIENCE OF INTERNET OR TELEPHONIC VOTING. THESE METHODS ALSO REDUCE PRAXAIR'S EXPENSES.

THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE AT 5:00 PM EASTERN TIME ON APRIL 22, 2002.

            BY INTERNET                          BY TELEPHONE                                  BY MAIL
ACCESS THE WEBSITE                    ON A TOUCH-TONE TELEPHONE, DIAL THE           MARK, SIGN AND DATE THE PROXY FORM
HTTPS://WWW.PROXYVOTENOW.COM/PXA      TOLL-FREE NUMBER                              ATTACHED BELOW, DETACH IT, AND RETURN
AND FOLLOW THE INSTRUCTIONS.                    1-888-216-1276                      IT PROMPTLY IN THE ENCLOSED ENVELOPE.
YOU WILL BE ASKED TO ENTER THE        AND FOLLOW THE INSTRUCTIONS. YOU WILL
NUMBER LOCATED BELOW IN THE BOX       BE ASKED TO ENTER THE NUMBER LOCATED
LABELED "CONTROL NUMBER".             BELOW IN THE BOX LABELED "CONTROL NUMBER".

  HOW TO RECEIVE YOUR ANNUAL REPORT
    AND PROXY STATEMENT ON-LINE

SAVE PRAXAIR FUTURE POSTAGE AND PRINTING EXPENSE BY CONSENTING TO RECEIVE FUTURE
ANNUAL REPORTS AND PROXY STATEMENTS ON-LINE ON THE INTERNET. WHETHER YOU VOTE BY
INTERNET, BY TELEPHONE OR BY MAIL, YOU WILL BE GIVEN THE OPPORTUNITY TO CONSENT
TO FUTURE ELECTRONIC DELIVERY. SEE PAGE 3 OF THE PROXY STATEMENT FOR MORE
INFORMATION ABOUT THIS OPTION.

--------------------------------------------------------------------------------
IF YOU HAVE SUBMITTED YOUR PROXY BY INTERNET OR BY TELEPHONE, THERE IS NO NEED
FOR YOU TO MAIL BACK THE PROXY CARD ATTACHED BELOW.
--------------------------------------------------------------------------------

                                                 ----------------------------
                                                      CONTROL NUMBER FOR
                                                 TELEPHONE OR INTERNET VOTING
                                                 ----------------------------

Use The Internet To Vote * It's Fast And Convenient

HTTPS://WWW.PROXYVOTENOW.COM/PXA

DETACH PROXY CARD HERE ONLY IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET
--------------------------------------------------------------------------------

/ /     SIGN, DATE AND RETURN THE PROXY                 /X/
        CARD PROMPTLY USING THE ENCLOSED       VOTES MUST BE INDICATED
        ENVELOPE IF YOU DO NOT VOTE BY         (X) IN BLACK OR BLUE INK.
        INTERNET OR TELEPHONE


1.    Election of Directors

      FOR all nominees   / /     WITHHOLD AUTHORITY to vote     / /     *EXCEPTIONS / /
      listed below               for all nominees listed below

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW:

Nominees:   01 -Dale F. Frey, 02 -Raymond W. LeBoeuf, 03 -Benjamin F. Payton,
            04 -Wayne T. Smith, 05 -William A. Wise

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.
SUCH A MARK WILL BE DEEMED A VOTE "FOR" ALL NOMINEES OTHER THAN THOSE LISTED AS
EXCEPTIONS.)


*Exceptions: ___________________________________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.



            Check here if you

Consent to future electronic delivery of Annual
Report/Proxy Statement (see explanation at
page 3 of the Proxy Statement)                      / /

To change your address, please mark this box.       / /

To include any comments, please mark this box,
and use reverse side.                               / /






------------------------------------------
S  C  A  N     L  I  N  E
------------------------------------------

Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, custodians, guardians or corporate officers should give full title.


Date             Share Owner sign here               Co-Owner sign here

---------------- ----------------------------------  ---------------------------